UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)

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Pluristem Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PLURISTEM THERAPEUTICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 26, 2008

You are hereby notified that the annual meeting of stockholders of Pluristem Therapeutics Inc., or the Company, will be held on the 26th day of June 2008 at 5:00 p.m., local time, at our offices, Matam Advanced Technology Park Building No. 20, Haifa, Israel, 31905, for the following purposes:

1.     To elect seven directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified; and

2.     To amend our amended Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.00001, with such series, rights, preferences, privileges and restrictions as may be designated from time to time by our Board of Directors.

3.     To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the annual meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

        The Board of Directors has fixed the close of business on May 1, 2008, as the record date for the meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

        Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the annual meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

By order of the Board of Directors, /s/ Yaky Yanay ——————————————————————— Yaky Yanay, Chief Financial Officer and Secretary

June 2, 2008

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

PLURISTEM THERAPEUTICS INC.
Matam Advanced Technology Park
Building No. 20
Haifa, Israel, 31905

PROXY STATEMENT

INTRODUCTION

        This proxy statement and the accompanying proxy are being mailed by Pluristem Therapeutics Inc., or the Company, to the holders of record of the Company’s outstanding shares of common stock, $0.00001 par value, or Common Stock, commencing on or about June 2, 2008. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of stockholders of the Company, or the Meeting, to be held on the 26th day of June 2008 at 5:00 p.m. local time, at our offices, Matam Advanced Technology Park Building No. 20, Haifa, Israel, 31905 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

        The Board has fixed May 1, 2008 as the record date for the Meeting. Only stockholders of record on May 1, 2008, or the Record Date, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On May 1, 2008, there were issued and outstanding 6,939,715 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

        The Company’s Bylaws provide that a quorum shall consist of the representation at the Meeting, in person or by proxy, of stockholders entitled to vote at least thirty three and one third percent (33 1/3%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy. The affirmative vote of the holders of a majority of the votes present in person or represented by proxy is required for the election of each of the director nominees, for the amendment of our amended Articles of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.00001, with such series, rights, preferences, privileges and restrictions as may be designated from time to time by our Board of Directors and for the approval of any other business which may properly be brought before the Meeting or any adjournment or postponement thereof. A majority means that such actions require more than 50% of the votes cast to be approved.

        All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting will be counted for purposes of determining the presence of a quorum for taking action on the proposals set forth below and be voted as specified in the proxies or voting instructions. With regard to the election of directors, votes may be cast for of or against particular director nominees, left blank or stockholders may abstain from voting for each nominee. Votes that are left blank will be voted FOR the election of the directors named on the proxy and the amendment of our amended Articles of Incorporation; abstentions are not considered “votes cast” and thus have no effect on the election of directors; abstentions and broker non-votes are not considered “votes cast” for the purpose of adopting the proposed amendment to our Articles of Incorporation and thus have no effect on the election of directors. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

        Abstentions may be specified on all proposals and will be counted as present for purposes of determining a quorum. Submitted proxies which are left blank and broker non-votes will also be counted as present for purposes of determining a quorum, but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome. Broker non-votes are shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal. Brokers have discretion to vote matters that are considered “routine” such as the election of directors, provided the broker giving or authorizing the giving of the proxy has no knowledge of any contest as to the action to be taken at the Meeting and provided such action is adequately disclosed to stockholders and does not include authorization for a merger, consolidation or any other matter which may affect substantially the rights or privileges of such stock. Amending the Company’s Articles of Incorporation to authorize shares of preferred stock is not considered a “routine” matter and therefore if a broker is not empowered to vote this proposal, such broker has no discretion to vote this matter.

        Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.  The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

        On or about June 2, 2008, this proxy statement, together with the related proxy card, is being mailed to our stockholders of record as of the Record Date. Our annual report to our stockholders for the fiscal year ended June 30, 2007, or Fiscal 2007, including our financial statements, is being mailed together with this proxy statement to all of our stockholders of record as of the Record Date.  In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our annual report so that our record holders could supply these materials to our beneficial owners as of the Record Date.

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

        Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

        The numbers of shares in this proxy statement have been adjusted to reflect the one for two hundred reverse stock split we effected on November 26, 2007.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

        At the Meeting, seven directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby for the election as directors, each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors.  In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that the nominees named will be unable to serve if elected.  Each nominee has consented to being named in this proxy statement and to serve if elected. Hava Meretzki, one of our directors, is the spouse of Shai Meretzki, the founder and Chief Technology Officer of our wholly owned subsidiary, Pluristem Ltd.

Principal Employment and Experience of Director Nominees

        The following information is furnished with respect to the persons nominated for election as directors, all of these nominees are current members of our Board:

Name	Age	Present Principal Employer and Prior Business Experience

Zami Aberman	54	Mr. Aberman became our Chief Executive Officer and President in September, 2005 and a director of our Company in November, 2005. Mr. Aberman became our acting Chairman of the Board in April, 2006. He has 20 years of experience in marketing and management in the hi-tech industry. He held Chief Executive and Chairman positions in companies in Israel, the USA, Europe, Japan and Korea. Mr global companies in the fields of au security, video over IP, software, c Aberman serves as the chairman of Ro company; as chairman of VLScom Ltd., video compression for HDTV and video Software Ltd., a private company eng serving in those positions he served President and CEO of Elbit Vision Sy OTCBB market (EVSNF.OB) which suppli microelectronic industry.

In 1992, Mr. Aberman was awarded the Rothschild Prize for excellence in his field from the President of the State of Israel. Mr. Aberman holds a B.Sc. in Mechanical Engineering from Ben Gurion University in Israel.

Israel Ben-Yoram*	44	Mr. Ben-Yoram became a director of our Company in January, 2005. He has been a director and partner in the accounting firm of Mor, Ben-Yoram and Partners in Israel since 1985. In addition, since 1992, Mr. Ben-Yoram has been a shareholder and served as the head director of Mor, Ben-Yoram Ltd., a private company in Israel in parallel to the operation of Mor, Ben-Yoram and Partners accounting firm. This company provides management services, economic consulting servic businesses.

Mr. Ben-Yoram received a B.A. in accounting from the University of Tel Aviv, an M.A. in Economics from the Hebrew University of Jerusalem, an LLB and an MBA from Tel Aviv University and an LLM from Bar Ilan University.

Isaac Braun*	54	Mr. Braun became a director of our Company in July, 2005. Mr. Braun is a business veteran with entrepreneurial, industrial and manufacturing experience. He has been a co-founder and board member of several hi-tech start-ups in the areas of e-commerce, security, messaging, search engines and biotechnology. Mr. Braun is involved with advising private companies on raising financing and business development.

Mark Germain	57	Mr. Germain became a director of our Company and was appointed as Co-Chairman of our Board in May, 2007. For more than the past five years, Mr. Germain has been a merchant banker serving primarily the biotech and life sciences industries. He has been involved as a founder, director, Chairman of the Board of, and/or investor in over twenty companies in the biotech field, and assisted many of partnerships, acquiring technology, acquisitions, and executing financin graduated New York University School and was a partner in a New York law securities law before leaving for th and until he entered the biotech fie executive capacities, including as p 1991. In addition to being Co-Chairm director of the following publicly t Properties, Inc., Stem Cell Innovati He is also a co-founder and director the biotechnology field.

Hava Meretzki	39	Ms. Meretzki became a director of our Company in October, 2003. Ms. Meretzki is an attorney and is a partner in the law firm of Ben-Noun Meretzki in Haifa, Israel. Ms. Meretzki specializes in civil, trade and labor law and is presently Vice-Chairman for the National Council of the Israel Bar Association.

Ms. Meretzki received a Bachelors Degree in Law from the Hebrew University in 1991, and in 1992 was admitted to the Israel Bar Association.

Nachum Rosman*	62	Mr. Rosman became a director of our Company in October, 2007. In 1999, Mr. Rosman founded Talecity Ltd, a movie production company, and has since been serving as its Chief Financial Officer. In addition he provides management and consulting services to startup companies in the financial, organizational and human resource aspects of their operations. Mr. Rosman also serves as a director at several privately held companies. Throughout his career, Mr. Rosman held Chief Executive and Chief Financial Officer positions in Israel, the United States and England. In these positions he was responsible, among other things, for finance management, fund raising, acquisitions and technology sales.

Mr. Rosman holds a B.Sc. in Management Engineering and an M.Sc. in Operations Research from the Technion, Haifa, Israel. Mr. Rosman also participated in a Ph.D. program in Investments and Financing at the Tel Aviv University, Israel.

Doron Shorrer*	54	Mr. Shorrer became a director of our Company in October, 2003. Between 2002 and 2004 he was Chairman of the Boards of Phoenix Insurance Company, one of the largest insurance companies in Israel, and Mivtachim Pension Benefit Group, the largest pension fund in Israel. Prior to serving in these positions, Mr. Shorrer held se Arbitrator at the Claims Resolution Switzerland; Economic and Financial and Capital Markets for the State of directors of "Nechasim" of the State Examination of Structural Changes in Committee); General Director of the director of an accounting firm with Haifa; Member of the Lecture Staff o a Public Committee for Telecommunica Ministry of Energy. Among many areas formulates, implements and administe and institutional sector in addition accounting and taxation issues to a concerns to government ministries.

Mr. Shorrer holds a B.A. in Economics and Accounting and an M.A. in Business Administration (specialization in finance and banking) from the Hebrew University of Jerusalem and is a Certified Public Accountant (ISR).

*     The Board determined that this director is “independent” as defined by the rules of the Securities and Exchange Commission or SEC, and NASDAQ Stock Market or NASDAQ rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

Required Vote

        The affirmative vote of the holders of a majority of the votes present in person or represented by proxy is required for the election of each of the directors nominees.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2 – AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE SHARES OF PREFERRED STOCK

Proposed Amendment

        The Company’s amended Articles of Incorporation, or the Amended Articles, presently authorize the Company to issue 30,000,000 shares of Common Stock par value $0.00001 each. The Amended Articles currently do not authorize any preferred stock of the Company. NRS 78.035 of the Nevada Revised Statutes provides that the number of shares a corporation is authorized to issue and, if more than one class or series of stock is authorized, the classes, the series and the number of shares of each class or series which the corporation is authorized to issue shall be set forth in such corporation’s Articles of Incorporation, unless the Articles authorize the board of directors to fix and determine the classes, series and numbers of each class or series.

        Our Board has unanimously approved, and unanimously recommends that the stockholders of the Company approve, a proposal to amend Article FOURTH of our Amended Articles to authorize 10,000,000 shares of preferred stock, par value $0.00001, with such series, rights, preferences, privileges and restrictions as may be designated from time to time by our Board. The full text of Article FOURTH of the Articles of Incorporation as proposed to be amended by this proposal is as follows:

“The aggregate number of shares which the corporation shall have authority to issue is: (i) Thirty Million (30,000,000) shares of common stock, par value $0.00001 each (the “Common Stock”), and (ii) Ten Million (10,000,000) shares of preferred stock, par value $0.00001 each, which may be issued in one or more series at the discretion of the Board of Directors (the “Preferred Stock”). The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statues.”

Reasons for and Effect of the Proposed Amendment

        The proposed amendment to the Amended Articles will create 10,000,000 authorized shares of preferred stock, or the Preferred Stock, the terms, rights and features of which are to be determined by the Board upon issuance. The authorization of such Preferred Stock would permit the Board to authorize and issue Preferred Stock from time to time in one or more series.

        Subject to the provisions of our Amended Articles and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Board would be required to make any determination to issue shares of Preferred Stock in good faith and with a view to the interests of the Company. The amendment to the Amended Articles would give the Board flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as the Board deems to be in the interests of the Company.

        The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow Preferred Stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose. It is anticipated that such purposes may include the issuance of Preferred Stock for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

        Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuance could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Preferred Stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

        While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. For example, having authorized Preferred Stock would allow our Board to conduct one or more registered or unregistered offerings to raise needed capital without the need to call a special meeting of our stockholders to authorize such issuances. The ability to determine the rights and preferences of a given series of Preferred Stock on a case-by-case basis also allows the Board great flexibility in determining such things as, whether the stock would be redeemable by us at a given date or convertible into shares of our Common Stock. Further, to the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders’ interests.

        While the Company may consider issuing Preferred Stock in the future for the corporate purposes mentioned above, the Company presently has no plans, agreements or understanding with any person to effect any such issuance, and the Company may never issue any Preferred Stock. Therefore, the terms of any Preferred Stock that may be issued in the future cannot be stated. However, it is likely that the terms and conditions of any Preferred Stock, as designated in a Certificate of Designation, would include preferences and rights superior to those of the holders of Common Stock. Such terms might include special voting rights, special conversion rights and redemption or other rights which may, among other things, provide the holders of Preferred Stock with a disproportionate share of earnings distributed by way of dividends or of the proceeds of a sale or liquidation of the Company as well as disproportionate rights of approval with respect to certain kinds of transactions, compared to those of the holders of Common Stock.

Required Vote

        The affirmative vote of the holders of a majority of the votes present in person or represented by proxy is required for the amendment of the Company’s Amended Articles.

The Board recommends a vote FOR the proposal to amend the Company's Amended Articles.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board of Directors

        The Board held twenty meetings during Fiscal 2007. Throughout this period, each member of our Board who was a director in Fiscal 2007 attended or participated in at least 75% of the aggregate of the total number of regularly scheduled meetings of our Board held during the period for which such person has been a director, and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served. Our Board has two standing committees: the Audit Committee and the Compensation Committee.

        Compensation Committee. The members of our Compensation Committee are Doron Shorrer, Isaac Braun and Israel Ben-Yoram. The Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and NASDAQ rules and regulations. Prior to August 29, 2007 and during Fiscal 2007, the members of the Compensation Committee were Doron Shorrer and Hava Meretzki. The Compensation Committee operates under a written charter that was approved by our Board on August 29, 2007. The charter is posted on our website at www.pluristem.com. The primary responsibilities of our Compensation Committee include:

—	Reviewing, negotiating and approving, or recommending for approval by our Board, the salaries and incentive compensation of our executive officers;

—	Administering our equity based plans and making recommendations to our Board with respect to our incentive-compensation plans and equity-based plans; and

—	Periodically reviewing and making recommendations to our board with respect to director compensation.

The Compensation Committee had no obligation to, and did not, meet during Fiscal 2007. The Compensation Committee is evaluating the appropriate practice it should adopt in connection with processes and procedures for the consideration and determination of executive and director compensation.

        Audit Committee. The members of our Audit Committee are Doron Shorrer, Isaac Braun and Israel Ben-Yoram. Our Board has determined that Doron Shorer is the Chairman of the audit committee and Israel Ben-Yoram is an “audit committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the NASDAQ rules and regulations. Prior to August 29, 2007 and during Fiscal 2007, the members of the Audit Committee were Israel Ben Yoram, Hava Meretzki and Isaac Braun. The Audit Committee operates under a charter that was approved by our Board on August 29, 2007. The charter is posted on our website at www.pluristem.com. The primary responsibilities of our Audit Committee include:

—	Appointing, compensating and retaining our registered independent accounting firm;

—	Overseeing the work performed by any independent accounting firm;

—	Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our stockholders or to the general public, and (ii) our internal financial and accounting controls; and

—	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

        Our Audit Committee held one meeting during Fiscal 2007. During Fiscal 2007 the Audit Committee had no obligation to meet. However, since the end of Fiscal 2007 the Audit Committee has met five times.

        Nominating/Corporate Governance; Director Candidates. The Company does not have a Nominating Committee or Corporate Governance Committee or any committees of a similar nature, nor any charter governing the nomination process. Our Board does not believe that such committees are needed for a company our size. However, our independent directors will consider stockholder suggestions for additions to our Board.

        All directors nominees to the Board are selected and recommended to the Board by a majority of independent directors of the Company. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our independent directors will apply criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders.  No particular criteria will be a prerequisite or will be assigned a specific weight.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        The Company has never received communications from stockholders recommending individuals to any of our independent directors. Therefore we do not yet have a policy with regard to the consideration of any director candidates recommended by stockholders.

        In Fiscal 2007, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. We have not received any recommendations from stockholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee during Fiscal 2007 were Doron Shorrer and Hava Meretzki. Hava Meretzki is the spouse of Shai Meretzki, an officer of our wholly owned subsidiary, Pluristem, Ltd. Except as set forth in the previous sentence, no member of the Compensation Committee (i) was, during Fiscal 2007, or had previously been, an executive officer or employee of the Company or its subsidiaries nor (ii) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company, in each case that would require disclosure under applicable rules of the SEC and no other interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions or, in the absence of any such committee, the full board of directors) or an executive officer of any other entity, on the other hand.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

        Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  Mr. Doron Shorer, one of our independent directors and the Chairman of our Audit Committee, with the assistance of our outside counsel, is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate.  Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Shorer considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our Board should address such communications to: Board of Directors c/o Pluristem Therapeutics, Ltd. at the address on the first page of this proxy statement.

ATTENDANCE AT SPECIAL AND ANNUAL STOCKHOLDER MEETINGS

        We encourage our directors to attend our special and annual stockholders meetings. We did not have an annual meeting of stockholders in 2006 or 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal 2007

        The following Summary Compensation Table sets forth information concerning compensation during the twelve months period ended on June 30, 2007, or Fiscal 2007 for services in all capacities awarded to, earned by or paid to Zami Aberman, Yaky Yanay and Shai Meretzki, or the Named Executive Officers, throughout the periods.

Name and Principal Position	Fiscal Year	Salary ($)(1)		Option Awards ($) (2)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Zami Aberman, Chief
Executive Officer	2007	214,243	(3)	853,202	210,742	0		1,278,187

Yaky Yanay, Chief
Financial Officer (4)	2007	93,389		192,156	103,555	10,120	(5)	399,220

Shai Meretzki, Chief
Technology Officer,
Pluristem, Ltd. (6)	2007	188,240		154,937	0	0		343,177

(1)	The salaries payments were in NIS, the amounts were translated into US$ at the then current exchange rate of each payment.

(2)	The dollar value recognized for the stock option awards was determined in accordance with SFAS123(R). Assumptions used in the calculations for these amounts are included in Note 2(i) to the consolidated financial statements of the Company for Fiscal 2007 included in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007.

(3)	Includes also $19,624 paid to Mr. Aberman as compensation for services as a director.

(4)	On May 14, 2007 Mr. Yanay participated in an equity investment in the Company, and received 20,000 shares and 20,000 options, vested immediately, exercisable at $5 per share for five years. Such securities are not reflected in the table above.

(5)	Represents cost to the Company in connection with the car made available to Mr. Yanay. The Company also pays the tax associated with this benefit which is part of the amount in the Salary column in the table above.

(6)	On May 14, 2007 Mr. Meretzki participated in an equity investment in the Company, and received 100,000 shares and 100,000 options, vested immediately, exercisable at $5 per share for five years. Such securities are not reflected in the table above.

        We have the following written agreements and other arrangements concerning compensation with our Named Executive Officers:

(a)	A consulting agreement, or the Consulting Agreement, dated September 26, 2005 with Zami Aberman, under which Mr. Aberman received a consulting fee of US$13,000 per month in New Israeli Shekels, or NIS, at the then current exchange rate. On September 18, 2006, the Board amended the Consulting Agreement by increasing the monthly consulting fee to an amount of NIS that equals $15,000 effective as of September 2006. The Dollar rate will be not less then 4.35 Dollar per NIS. We further agreed to pay Mr. Aberman up to two percent of any financings we conducted. We conducted financings and as a result Mr. Aberman received $210,742 which is included in the Summary Compensation Table as nonequity incentive plan compensation.

On March 11, 2007, the Board approved an amendment to the Consulting Agreement as follows: Mr. Aberman’s engagement with us will not be for less than 3 years, he will be entitled to a bonus on only non diluting financing deal in an amount approved by the Board provided that the aggregate bonus for all Company’s executive officers and directors shall not be higher than 5% of such financing.

On August 29, 2007, the Board approved that Mr. Aberman’s monthly consulting fee shall be $20,000, starting in August 2007, and that upon receipt of a clinical trial approval, the monthly consulting fee will be increased to $25,000. In addition, Mr. Aberman is entitled once a year to receive an additional amount that equals the monthly consulting fee. All amounts above are paid plus Value Added Tax.

(b)	An agreement with Yaky Yanay dated November 1, 2006, under which Mr. Yanay is paid 35,500 NIS per month. In addition, Mr. Yanay is entitled once a year to receive an additional amount that equals his monthly salary. Mr. Yanay is provided with a cellular phone and a company car pursuant to the terms of his agreement. We have agreed to pay Mr. Yanay up to one point four percent of any financings we conduct. We conducted financings and as a result Mr. Yanay received $103,555 which is included in the Summary Compensation Table as nonequity incentive plan compensation. On March 11, 2007, the Board resolved that Mr. Yanay will be entitled to a bonus on only non diluting financing deal in an amount approved by the Board provided that the aggregate bonus for all Company’s executive officers and directors shall not be higher than 5% of such financing.

(c)	A consulting agreement dated November 24, 2005 with Meretzki Consulting Ltd., a company incorporated under the laws of the state of Israel and wholly owned by Dr. Shai Meretzki, under which Meretzki Consulting Ltd. is paid a monthly retainer of 66,000 NIS plus Value Added Tax. Dr. Shai Meretzki is provided with a cellular phone pursuant to the terms of the consulting agreement.

Outstanding Equity Awards at the End of Fiscal 2007

        The following table presents the outstanding equity awards held as of June 30, 2007 by our Named Executive Officers.

	Number of Securities Underlying Unexercised
Name	Options Exercisable		Options Unexercisable	Unearned Options	Exercise Price ($)	Expiration Date

Zami Aberman	15,943	(1)	6,557		4.40	1/16/2016
	8,750	(2)	21,250		4.00	10/30/2016
	-	(3)	250,000		3.50	1/23/2017
Yaky Yanay*	4,688	(4)	7,812		4.00	9/17/2016
	-	(5)	50,000		3.50	1/23/2017
Shai Meretzki*	5,316	(6)	2,184		4.40	1/11/2016
	2,256	(7)	-		4.40	1/1/2013
	313	(8)	937		3.80	12/26/2016
	-	(9)	50,000		3.50	1/23/2017

The options under each award vest over two years from date of grant, as follows: 25% vest six months after the date of grant, and the remaining options vest monthly, in equal installments over 18 months.

(1) The grant date for this award is January 17, 2006.

(2) The grant date for this award is October 30, 2006.

(3) The grant date for this award is January 24, 2007.

(4) The grant date for this award is September 18, 2006.

(5) The grant date for this award is January 24, 2007.

(6) The grant date for this award is January 12, 2006.

(7) The grant date for this award is December 30, 2003.

(8) The grant date for this award is December 27, 2006.

(9) The grant date for this award is January 24, 2007.

*The above securities do not include warrants received from participating in equity investments.

        We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, except for the following: (i) Dr. Shai Meretzki, whose termination provisions provide for 6 months’ payment on termination, which at current salary would total approximately $120,000; (ii) options issued to Mr. Aberman fully vest upon a change of control. In the event of termination of the Consulting Agreement, he will be entitled to 50% acceleration of all of his unvested options and to receive an adjustment fee that equals the monthly consulting fees multiplied by 3 plus the number of years the Consulting Agreement is in force from the second year, but in any event no more than 9 in the aggregate; and (iii) Mr. Yanay may be entitled, under Israeli law and practice, to severance payment that equals a month’s salary for each twelve months period of employment with the Company.

Pension, Retirement or Similar Benefit Plans

        There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our Board in the future.

COMPENSATION OF DIRECTORS

Director Compensation Table for Fiscal 2007

        The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not a Named Executive Officer during Fiscal 2007. Mr. Rosman became a director after the end of Fiscal 2007.

Name	Fees Earned or Paid in Cash	Option Awards ($) (1)	Total ($)

Mark Germain	36,452	753,900	790,352
Doron Shorrer	17,424	474,790	492,214
Hava Meretzki	18,174	115,134	133,308
Isaac Braun	19,624	115,134	134,758
Israel Ben-Yoram	19,624	115,134	134,758

    (1)        The dollar value recognized for the stock option awards was determined in accordance with SFAS123(R). Assumptions used in the calculations for these amounts are included in Note 2(i) to the consolidated financial statements of the Company for Fiscal 2007 included in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007.

        We reimburse our directors for expenses incurred in connection with attending board meetings and provide the following compensation for directors: annual compensation of $8,400 plus applicable taxes; meeting participation fees of $750 plus taxes per in-person meeting; and for meeting participation by telephone, $350 per meeting. On February 7, 2007, the Board raised the annual Director fee to $10,000. During Fiscal 2007 we paid a total of $111,298 to directors as compensation. This amount does not include: (i) compensation to Mr. Aberman in his capacity as a director which is reflected in the Summary Compensation Table for Fiscal 2007 above, and (ii) a consulting fee of $10,000 per month, Mr. Germain is entitled to since March 11, 2007. In addition to the above, Mr. Germain will be entitled to a bonus on only non diluting financing deal in an amount approved by the Board provided that the aggregate bonus for all Company’s executive officers and directors shall not be higher than 5% of such financing.

        As of June 30, 2007, the directors held 190,147 options of which 16,111 were exercisable. On March 5, 2007 the Board approved to accelerate vesting of directors’ stock options in the following circumstances: Termination of a director’s position by the stockholders: acceleration of 100% of any unvested options. Termination of a director’s position by resignation: acceleration of 50% of any unvested options.

        Other than as described in the preceding two paragraphs, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. The Board may award special remuneration to any director undertaking any special services on behalf of our Company other than services ordinarily required of a director. Other than indicated in this proxy statement, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal 2007.

EXECUTIVE OFFICERS

        The following table identifies our current executive officers:

Name	Age	Capacities in Which Served	In Current Position Since

Zami Aberman	54	Chief Executive Officer and President	September 26, 2005

Yaky Yanay	36	Chief Financial Officer and Secretary	November 1, 2006

Dr. William R. Prather	62	Senior VP Corporate Development	December 28, 2006

Dr. Shai Meretzki	39	Chief Technology Officer, Pluristem Ltd.	October 17, 2004

Business Experience

        The following is a brief account of the education and business experience of each executive officer (except for Mr. Zami Aberman, whose background is described above under caption “Principal Employment and Experience of Director Nominees”) during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which they were employed.

Yaky Yanay	Prior to joining Pluristem and starting in 2002 Mr. Yanay was the Chief Financial Officer of Elbit Vision System Ltd (EVSNF.OB), a company engaged in automatic optical inspection. Mr. Yanay holds a bachelor's degree with honors in business administration and accounting from the college of management studies in Rishon Le Zion, Israel and is a Certified Public Accountant in Israel.

Dr. William R. Prather	William R. Prather, RPh, MD, is a Registered Pharmacist as well as a Board Certified Internist and Geriatrician. Dr. Prather received his BS in Pharmacy (1970) and medical degree (1973) from the University of Missouri.

In 1992, Dr. Prather started a career in the financial industry where he has held Senior Healthcare research positions for a variety of investment banks .. Dr. Prather co-founded Panacos, Inc., a public pharmaceutical company. Additionally, he has been on the boards of several public and private companies, including Boston Biomedica Inc. (a public medical diagnostics company), PriMed (a private medical device company), MdBio (a Maryland healthcare venture firm), and sat on the Advisory Board of MDS Capital Management (a Canadian venture firm).

Dr. Shai Meretzki	Dr. Shai Meretzki was the founder and is the chief technology officer of our wholly owned subsidiary, Pluristem, Ltd. He received his Ph.D. in biotechnology at the Technion in 2002. Dr. Meretzki has conducted extensive research on the subject of stem cell expansion.

        Some of our directors and executive officers also serve in various capacities with our subsidiary. Dr. Meretzki is the spouse of Hava Meretzki, one of our directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during Fiscal 2007, all filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with, with the exception of (1) a late Form 3 by Mr. Yanay, (2) a late Form 4 by Mr. Yanay relating to the purchase of securities in an equity investment and two instances of grant of options, and (3) a late Form 3 by Mr. Germain. All the above late filings were due to administrative oversights.

REPORT OF THE AUDIT COMMITTEE

        In the course of our oversight of the company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the twelve months period ended June 30, 2007; (2) discussed with Kost, Forer, Gabbay & Kassierer a Member of Ernst & Young Global, or E&Y, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the twelve months period ended June 30, 2007, for filing with the SEC.

By the Audit Committee of the Board of Directors of Pluristem Therapeutics Inc. Doron Shorrer, Chairman Isaac Braun Israel Ben-Yoram

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has retained E&Y, as our independent registered public accounting firm for Fiscal 2007. E&Y performed the audit of our financial statements since inception. Neither E&Y nor any of its directors has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors. We do not expect to have a representative of E&Y to attend the Meeting. The following table summarizes the fees E&Y billed for the last fiscal year for audit services and other services:

Audit Fees

        The fees for services provided by E&Y to the Company in the last two fiscal years were as follows:

	Twelve months ended on June 30, 2006	Twelve months ended on June 30, 2007

Audit Fees	$56,000	$40,000

Audit-Related Fees	None	None

Tax Fees	$26,000	$18,000

All Other Fees	$2,000	$36,000

Total Fees	$84,000	$94,000

        Audit Fees. These fees were comprised of professional services rendered in connection with the audit of our consolidated financial statements for our annual report on Form 10-KSB and the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-QSB that are customary under auditing standards generally accepted in the United States.

        Tax Fees. These fees relate to our tax compliance and tax planning.

        All Other Fees. These fees were comprised of fees relating to review of our registration statement on Form SB-2 and fees relating to the preparation and filing of an application with the Israeli Office of Chief Scientist and ongoing advice in executing the approved application.

Pre-Approval Policies and Procedures

        None of the audit-related fees billed in Fiscal 2007 and during the twelve months ended on June 30, 2006 related to services provided under the de minimis exception to the SEC’s audit committee pre-approval requirements.

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Except as disclosed herein, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, during Fiscal 2007, or any currently proposed transaction, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last two completed fiscal years.

        Dr. Shai Meretzki is a party to assignment agreements that we entered into on May 22, 2007. Dr. Meretzki received $367,969 pursuant to the assignment agreements in exchange for the assignment to us of all of his rights to certain stem cell technology. Dr. Meretzki is our former Chief Executive Officer and an affiliate of us through his indirect acquisition of shares of our common stock. He is also the founder and Chief Technology Officer of our subsidiary, Pluristem, Ltd. The amount of consideration received by Dr. Meretzki was determined as a result of arm’s length negotiation and represents the value that management believes would have resulted from negotiations with a non-affiliate for the same assignment of rights.

STOCKHOLDER PROPOSALS

        Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our next annual meeting of stockholders must advise our Secretary of such proposals in writing by February 2, 2009.

        Stockholders who wish to present a proposal at our next annual meeting of stockholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by April 18, 2009.

        If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, to the best knowledge and belief of the Company, as of, May 12, 2008 (unless provided herein otherwise), with respect to holdings of our common stock by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date; (2) each of our directors, which includes all nominees; (3) each of the Named Executive Officers; and (4) all of our directors and our current executive officer as a group.

Name and Address of Beneficial Owner	Number of Shares (1)		Percentage

Directors and Named Executive Officers

Zami Aberman
Chief Executive Officer, Chairman of the Board,
President and Director	249,587	(2)	3.5%

Shai Meretzki
Chief Technology Officer of Pluristem, Ltd.	282,128	(3)	4.0%

Hava Meretzki
Director	37,940	(4)	*

Doron Shorrer
Director	50,342	(5)	*

Israel Ben-Yoram
Director	37,024	(6)	*

Isaac Braun
Director	36,671	(7)	*

Nachum Rosman
Director	10,574	(8)	*

Mark Germain
Director	184,587	(9)	2.6%

Yaky Yanay
Chief Financial Officer and Secretary	101,989	(10)	1.5%

Directors and Executive Officers as a group (10 persons)	1,070,641	(11)	13.7%

5% Shareholders

Jonathan Honig
4263 NW 61st Lane
Boca Raton, FL 33496	353,722	(12)	5.1%

Barry C. Honig
595 South Federal Highway, Suite 600,
Boca Raton, FL 33432	529,012	(13)	7.6%

Wood River Trust
1007 Orange St., Suite 1410
Nemours Building
Wilmington, Delaware, 19801	871,926	(14)	12.6%

Meitav Investment House
4 Berkowitz Street, Museum Tower
Tel Aviv 61180
Israel	682,333	(15)	9.5%

* is indicated for amounts less than 1%

(1) Based on 6,939,715 shares of common stock issued and outstanding as of May 12, 2008. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes options to acquire 249,587 shares.

(3) Includes 24,010shares that are registered under the name of A.R.Y. Holdings Ltd., which is owned and controlled by Dr. Shai Meretzki. Also includes options to acquire 46,118 shares of common stock and 100,000 warrants.

(4) Includes options to acquire 37,940 shares.

(5) Includes options to acquire 50,342 shares.

(6) Includes options to acquire 37,024 shares.

(7) Includes options to acquire 36,671 shares.

(8) Includes options to acquire 10,574 shares.

(9) Includes options to acquire 184,587 shares.

(10) Includes also options to acquire 61,989 shares and 20,000 warrants.

(11)The number includes options to acquire 754,631 shares and 140,000 warrants.

(12) This information is as of July 9, 2007 and is based solely on a Schedule 13G/A filed with the SEC on July 19, 2007.

(13) This information is as of December 31, 2007 and is based solely on a Schedule 13G/A filed with the SEC on February 14, 2008.

(14) This information is as of June 13, 2007 and is based solely on a Schedule 13G/A filed with the SEC on August 6, 2007. Michael C. Doyle is the Trustee of Wood River Trust. Mr. Doyle and Wood River Trust share the voting and dispositive power over all the shares reported in the Schedule 13G/A.

(15) This information is as of May 17, 2007 and is based solely on a Schedule 13G filed with the SEC on December 17, 2007 by a filing group including Meitav Investment House Ltd. Based on the information provided in such Schedule 13G, the relevant members of the group, and their respective shared voting power are: Meitav Investment House Ltd., 682,333 shares, Meitav Gemel Ltd., 351,033 shares, Meitav Underwriting Ltd., 145,307 shares, Meitav Investment Management Ltd., 185,993 shares, Zvi Stepak, 682,333 shares and Shlomo Simanovsky 682,333 shares. Meitav Gemel and Meitav Investment are wholly owned subsidiaries of Meitav Investment House. Meitav Underwriting is a majority owned subsidiary of Meitav Investment House. Messrs. Zvi Stepak and Shlomo Simanovsky are the sole shareholders, through intermediary entities, of Meitav Investment House. The address of all the members of the group is c/o Meitav Investment House 4 Berkowitz Street, Museum Tower Tel Aviv, 61180 Israel.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement.  If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at 011-972-74-710-7171.

OTHER MATTERS

        As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Our financial statements for Fiscal 2007 and the information under the caption ‘Plan of Operation’, both contained in our annual report mailed with this Proxy Statement is incorporated into this proxy statement by reference.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer and Secretary

Haifa, Israel
June 2, 2008

PLURISTEM THERAPEUTICS INC.
ANNUAL MEETING OF THE STOCKHOLDERS
JUNE 26, 2008
PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLURISTEM THERAPEUTICS INC.

The undersigned stockholder of Pluristem Therapeutics Inc. (the “Company”) hereby appoints Zami Aberman and Yaky Yanay, or any of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the annual meeting of stockholders of the Company (the “Stockholders Meeting”) to be held at the Company’s offices at Matam Advanced Technology Park Building No. 20, Haifa, Israel, 31905 on Thursday, June 26, 2008, at 5:00 p.m. local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Stockholders Meeting with all powers possessed by the undersigned if personally present at the Stockholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy Card is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each nominee in Proposal 1 and “FOR” the amendment in Proposal 2.

PLEASE VOTE, DATE, AND SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE PRESIDING DIRECTORS LISTED BELOW.

1.	Proposal 1 – Election of Directors: To elect the following nominees to the Board of Directors to serve as directors of the Company until the next annual meeting of the stockholders and until his or her successor is elected and qualified or his earlier resignation or removal:

Zami Aberman	For	☐	Against	☐	Abstain	☐
Israel Ben-Yoram	For	☐	Against	☐	Abstain	☐
Isaac Braun	For	☐	Against	☐	Abstain	☐
Mark Germain	For	☐	Against	☐	Abstain	☐
Hava Meretzki	For	☐	Against	☐	Abstain	☐
Nachum Rosman	For	☐	Against	☐	Abstain	☐
Doron Shorrer	For	☐	Against	☐	Abstain	☐

2.	Proposal 2 – Approve an amendment to the Company’s amended Articles of Incorporation to authorize 10,000,000 shares of Preferred Stock, par value $0.00001, with such series, rights, preferences, privileges and restrictions as may be designated from time to time by the Company’s Board of Directors:

For ☐      Against ☐      Abstain ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Note:  Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer or if a partnership, please sign in full partnership name by an authorized person.

Signature: ___________________________________________________	Date: ___________________________________________
Print Name of Stockholder: ______________________________________
Print Name of Signer: ___________________________________________
Print Title of Signer: ___________________________________________
Number of Common Shares: _____________________________________

Signature: ___________________________________________________	Date: ___________________________________________
Print Name of Stockholder: ______________________________________
Print Name of Signer: ___________________________________________
Print Title of Signer: ___________________________________________
Number of Common Shares: _____________________________________